SEPARATION AGREEMENT AND RELEASE


       This Separation Agreement and Release ("Separation Agreement"), dated this June 12th, 2003, shall be effective as of June 30th, 2003 (the "Effective Date"), by and between Comtex News Network, Inc. (the "Employer") and C. W. Gilluly (the "Employee").

      WHEREAS, Employee is employed by the Employer and holds the title of Vice Chairman of the Board of Directors, an officer position with Employer; and

      WHEREAS, the Employee has elected to resign as an employee and Vice Chairman of the Board of Directors, effective as of June
30, 2003;

     NOW, THEREFORE, in consideration of the promises herein stated and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties and who intend to be legally bound by this Separation Agreement, the parties state and agree as follows:

1. Termination of Employment. The parties hereto mutually agree that the Employee's employment shall be terminated as of the effective date hereof. Employee further agrees to resign as Vice Chairman of the Board of Directors as of the effective date hereof.

2. Effect of Termination. It is agreed that a severance payment of $26,777.00 is payable by Employer to Employee, at such time and in such installments as determined in the sole discretion of the Employer, but no later than June 30, 2007. Employee shall also be entitled to elect continuing health care coverage under Employer's health plan, at Employee's expense, subject to the requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, Internal Revenue Code
section 4980B, and subsequent legislation ("COBRA"). The parties hereto hereby waive and release each other from any and all causes of actions, debts, claims and liabilities, whether known or unknown, which either party now has or may have in the future against the other, except as otherwise provided herein.

3. No Effect on Board Position. This Separation Agreement is not intended and shall not be construed as a termination by Employee of his position as a member of the Board of Directors of Employer and Employee shall remain a member of the Board of Directors of employer for his duly elected term.

4. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

5.    Governing Law.  This Separation Agreement shall be governed
by,   and  interpreted  in  accordance  with,  the  laws  of  the
Commonwealth of Virginia, without regard to the conflict of law principles thereof.

IN   WITNESS  WHEREOF,  the  parties  hereto  have  caused   this
instrument to be executed on this 12th day of June 2003, in counterparts, with an Effective Date as defined hereinabove.


                                   COMTEX NEWS NETWORK, INC.


Date: June 12, 2003                By:/S/ STEVE ELLIS
                                   ----------------------------
                                   Steve Ellis, Chairman of the
                                   Board
                                   Acting on Behalf of the Board
                                    of Directors


Date: June 12, 2003                EMPLOYEE


                                   By:/S/ C.W. GILLULY
                                   ----------------------------
                                        C. W. Gilluly

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